Exhibit 16.1

November 13, 2012

Securities and Exchange Commission
100 F Street, NW
Washington, D.C. 20549

Re:  Viking Minerals Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by Viking Minerals Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/ Madsen & Associates CPA's, Inc.
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Madsen & Associates CPA's, Inc.
Murray, UT 84107